SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549-1004

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report	January 19, 2000
(Date of earliest event reported)

DELPHI AUTOMOTIVE SYSTEMS CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	1-14787	38-3430473
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5725 Delphi Drive, Troy, Michigan	48098

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(248)-813-2000

ITEM 5. OTHER EVENTS

      Delphi Automotive Systems Corporation (Delphi) today released financial information containing highlighted financial data for the three and twelve month periods ended December 31, 1999. Copies of the press release, Delphi’s consolidated balance sheets as of December 31, 1999 and 1998 and Delphi’s consolidated statements of cash flows for the years ended December 31, 1999 and 1998 are attached as exhibits 99(a), 99(b) and 99(c) herein.

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI AUTOMOTIVE SYSTEMS CORPORATION
(Registrant)

Date: January 19, 2000

By

/s/ PAUL R. FREE

(Paul R. Free, Chief Accounting
Officer and Controller)

EXHIBIT INDEX

Exhibit No.

99 (a)	Registrant’s press release dated January 19, 2000
99 (b)	Registrant’s consolidated balance sheets as of December 31, 1999 and 1998
99 (c)	Registrant’s consolidated statements of cash flows for the years ended December 31, 1999 and 1998